Exhibit 4.17

MODIFICATION TO THE LOAN AGREEMENT

Borrower:	BONA ENTERTAINMENT COMPANY LIMITED 11/F, Guan Hu Garden 3 105 Yao Jla Yuan Road, Chaoyang District, Beijing 100025	Lender:	East West Bank Loan Servicing Department 9300 Flair Drive, 6th Floor El Monte, CA 91731

This MODIFICATION TO THE LOAN AGREEMENT is attached to and by this reference is made a part of the Business Loan Agreement (Loan #366200005) dated November 20, 2012, and executed in connection with a loan or other financial accommodations between Lender and Borrower.

The section entitled “Cash Assets” is hereby added as follows:

Cash Assets. While this agreement is in effect, Borrower shall maintain, a minimum cash asset of $5,000,000.00.

THIS MODIFICATION TO THE LOAN AGREEMENT IS EXECUTED AS OF APRIL 9, 2013.

BORROWER:

Bona Entertainment Company Limited

By:	/s/ Yu Dong
Yu Dong, CEO and Chairman

LENDER:

EAST WEST BANK

By:	/s/ Authorized Officer.
Authorized Officer.

LASER PRO Lending, Ver 12.3.10 002 Copr. Harland Financial Solutions, Inc. 1997, 2013. All Rights Reserved. - CA F\PROD\LOANDOC\CFI\LPL\G60.FC TR-15448 PR-1